UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2009

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 21, 2009, Ophthalmic Imaging Systems (the “Company”) acquired substantially all of the assets of MediVision Medical Imaging Systems Inc. (“MediVision”), which held 35.4% of the Company’s issued and outstanding common stock at that time.  As payment for these assets, the Company agreed to assume certain liabilities and forgive certain intercompany indebtedness.  The acquisition was reported in Items 1.01, 2.01 and 2.03 of a Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 27, 2009 (the “Report”).  On September 28, 2010, the Company filed Amendment No. 1 to the Report, which included the required consolidated financial statements and pro forma financial information regarding the acquisition pursuant to Item 9.01(a) and (b) of the Report  This Amendment No. 2 to the Report is to file the consent of Perry-Smith LLP which incorporates by reference its report into certain registration statements heretofore filed by the Company under the Securities Act of 1933, as amended, with respect to the audited financial statements of MediVision for the year ended December 31, 2008.  These audited financial statements were filed as Exhibit 99.1 in Amendment No. 1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

23.1	Consent of Perry-Smith LLP, Independent Auditor.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2010

OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Ariel Shenhar
Name:	Ariel Shenhar
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Perry-Smith LLP, Independent Auditor.